                                                                     EXHIBIT 5.1


                                                July __, 1999


AverStar, Inc.
23 Fourth Avenue
Burlington, MA 01803

Ladies and Gentlemen:

     On the date hereof, AverStar, Inc., a Delaware corporation (the "Company"), is transmitting for filing with the Securities and Exchange Commission
Amendment No. 1 to a Registration Statement under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement") relating to the sale of up to 4,600,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), (including 4,000,000 shares to be sold by the Company, and 600,000 shares subject to the underwriters' over-allotment option. This opinion is an exhibit to the Registration Statement.

     We have acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares by the Company as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

     We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, the Registration Statement and exhibits thereto, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the completeness of the minutes submitted to us by the Company, the genuineness of all signatures, the legal capacity of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the

AverStar, Inc.
July___, 1999
Page 2

conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

     Except as expressly set forth in the next sentence, we express no opinion on the laws of any jurisdiction other than the State of New York, the federal laws of the United States and, to the extent set forth below, the laws of the State of Delaware. This opinion, insofar as it relates to the law of Delaware, based solely on our reading of standard published compilations of the Delaware General Corporation Law. We express no opinion as to the application of the securities or "blue sky" laws of any state, including the State of Delaware or the State of New York, to the offer and sale of the Shares.

     Our opinion in paragraph 1 below as to the due incorporation of the Company in its state of incorporation is (i) based solely upon a Certificate of Good Standing from the Secretary of State of the State of Delaware and (ii) rendered as of the date of said certificate.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

     1. The Company has been duly incorporated under the laws of the State of Delaware and, upon proper filing of the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.3 to the Registration Statement, the Company will have an authorized capital stock consisting of 25,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share.

     2. Upon proper filing of the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.3 to the Registration Statement, the maximum of 4,600,000 shares of Common Stock to be sold by the Company will have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of the states of the United States in which the Shares will be offered and/or sold in the proposed public offering, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state

AverStar, Inc.
July___, 1999
Page 3

of the United States, which relate to the proposed public offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

     This opinion is as of the date hereof and we undertake no obligation to advise you of any change, any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                    Very truly yours,


                         /s/ Swidler Berlin Shereff Friedman, LLP
                         SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


SBSF, LLP:GA:JSH:RMF